EXHIBIT 2.0













                 AGREEMENT AND PLAN OF REORGANIZATION

                             BY AND AMONG

                   OCTEL COMMUNICATIONS CORPORATION,

                     OCTEL ACQUISITION CORPORATION

                                  AND

                               VMX, INC.































                           TABLE OF CONTENTS

                                                        Page

   ARTICLE I - THE MERGER                                  1

1.1  The Merger                                            1
1.2  Effective Time  ..........................................  2
1.3  Effect of the Merger  ....................................  2
1.4  Certificate of Incorporation; Bylaws  ....................  2
1.5  Directors and Officers  ..................................  2
1.6  Effect on Capital Stock  .................................  2
1.7  Surrender of Certificates  ...............................  4
1.8  No Further Ownership Rights in Company Capital Stock......  5
1.9  Lost, Stolen or Destroyed Certificates..................    5
1.10 Tax and Accounting Consequences  .........................  6
1.11 Taking of Necessary Action; Further Action  ..............  6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....  6

2.1  Organization of the Company  ............................   6
2.2  Company Capital Structure  ..............................   7
2.3  Obligations With Respect to Capital Stock  ..............   7
2.4  Authority  ..............................................   8
2.5  SEC Filings; Company Financial Statements  ..............   9
2.6  No Undisclosed Liabilities ..............................   10
2.7  Absence of Certain Changes or Events ....................   10
2.8  Tax  ....................................................   11
2.9  Restrictions on Business Activities  ....................   12
2.10 Title of Properties; Absence of Liens and
       Encumbrances; Condition of Equipment ..................   12
2.11 Intellectual Property ...................................   13
2.12 Agreements, Contracts and Commitments ...................   14
2.13 Governmental Authorization ..............................   14
2.14 Litigation ..............................................   15
2.15 Environmental Matters ...................................   15
2.16 Brokers' and Finders' Fees ..............................   16
2.17 Labor Matters. ..........................................   16
2.18 Employee Benefit Plans ..................................   16
2.19 Insurance ...............................................   18
2.20 Compliance With Laws  ...................................   18
2.21 Pooling of Interests  ...................................   19
2.22 Compensation  ...........................................   19
2.23 Registration Statements; Proxy Statement/Prospectus  ....   19
2.24 Complete Copies of Materials ............................   20
2.25 Representations Complete  ...............................   20




                                  -i-
                            TABLE OF CONTENTS
                               (continued)

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND
              MERGER SUB                                        20

   3.1    Organization of Parent  ..............................20
   3.2    Capital Structure  ...................................21
   3.3    Authority  ...........................................22
   3.4    SEC Documents; Parent Financial Statements  ..........22
   3.5    No Undisclosed Liabilities  ..........................23
   3.6    Absence of Certain Changes or Events  ................24
   3.7    Taxes  ...............................................24
   3.8    Restrictions on Business Activities  .................25
   3.9    Title of Properties; Absence of Liens and
               Encumbrances; Condition of Equipment  ...........25
   3.10   Intellectual Property  ...............................26
   3.11   Litigation  ..........................................27
   3.12   Environmental Matters  ...............................28
   3.13   Agreements, Contracts and Commitments  ...............28
   3.14   Labor Matters.  ......................................29
   3.15   Compliance With Laws  ................................29
   3.16   Pooling of Interests  ................................29
   3.17   Broker's and Finders' Fees  ..........................29
   3.18   Registration Statement; Proxy Statement/Prospectus  ..29
   3.19   Complete Copies of Materials .........................30
   3.20   Representations Complete  ............................30

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME ...............30

   4.1    Conduct of Business of the Company ...................30
   4.2    Conduct of Business of Parent ........................34
   4.3    No Solicitation  .....................................36

ARTICLE V - ADDITIONAL AGREEMEN................................ 37

   5.1    Proxy Statement/Prospectus; Registration Statement  ..37
   5.2    Meeting of Stockholders  .............................38
   5.3    Access to Information ................................38
   5.4    Confidentiality  .....................................38
   5.5    Expenses  ............................................39
   5.6    Public Disclosure ....................................40
   5.7    Pooling Accounting ...................................40
   5.8    Consents .............................................40
   5.9    Affiliate Agreements  ................................40
   5.10   FIRPTA  ..............................................41
   5.11   Legal Requirements ...................................41
   5.12   Blue Sky Laws   ......................................41
   5.13   Best Efforts and Further Assurances  .................41
   5.14   Stock Options  .......................................41


                                 -ii-


                                 TABLE OF CONTENTS
                                   (continued)

                                                               Page

   5.15   Form S-8  ..........................................   42
    5.16       Certain Benefit Plans..........................   42
    5.17       Indemnification................................   42
   5.18   Tax-Free Organization  ..............................  43
    5.19       Agreement to Vote Shares.......................   43
    5.20       Update to Disclosures..........................   43
    5.21       NMS Listing....................................   44
    5.22       Company Stockholder Rights Plan................   44

ARTICLE VI - CONDITIONS TO THE MERGER  ......................... 44

     6.1       Conditions to Obligations of Each Party to Effect
                 the Merger.............................         44
     6.2       Additional Conditions to Obligations of Company.. 45
     6.3       Additional Conditions to the Obligations of Parent
                 and Merger Sub................................. 46

   ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER  .............47

     7.1       Termination ....................................  47
     7.2       Effect of Termination...........................  49
     7.3       Amendment.......................................  49
     7.4       Extension; Waiver...............................  49

   ARTICLE VIII - GENERAL PROVISIONS  .........................  50

     8.1       Non-Survival of Agreement at Effective Time  .....50
     8.2       Notices  .........................................50
     8.3       Interpretation  ..................................51
     8.4       Counterparts  ....................................51
     8.5       Entire Agreement  ................................51
     8.6       Severability  ....................................52
   8.7    Other Remedies  ....................................   52
     8.8       Governing Law  ...................................52
     8.9       Rules of Construction  ...........................52






                                 -iii-



                 AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of January 29, 1994 among Octel Communica tions Corporation, a Delaware corporation ("Parent"), Octel Acqui sition Corporation, a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of Parent, and VMX, Inc., a Delaware corporation (the "Company").


                               RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that the Company and Merger Sub combine into a single company through the merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of the Company ("Company Capital Stock") shall be converted into shares of Common Stock of Parent
("Parent Common Stock") at the rate determined herein.

     C. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                               ARTICLE I

                              THE MERGER

     1.1    The Merger.  At the Effective Time (as defined in
Section 1.2) and subject to and upon the terms and conditions of this Agreement, and a Merger Agreement (the "Merger Agreement") and the applicable provisions of the Delaware General Corporations Law ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing the Merger Agreement with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time"). The Closing of the transaction contemplated hereby (the "Closing") shall take place at 1:00 p.m. at the offices of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation on April 27, 1994, or at such other time, date and location as the parties hereto agree (the "Closing Date").

     1.3 Effect of the Merger At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4    Certificate of Incorporation; Bylaws.

            (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is VMX, Inc."

            (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving
Corporation until thereafter amended.

     1.5    Directors and Officers   The directors of Merger Sub shall
be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.
The officers of the Merger Sub shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

     (a) Conversion of Company Capital Stock. Each share of Common Stock, $0.05 par value, of the Company (the "Company

DMP2HY.R4(5P3)
01/29/94                        -2-

Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(b) will be canceled and extinguished and be converted automatically into the right to receive .20 of a share of Common Stock, $0.001 par value, of the Parent (the "Parent Common Stock"), (the "Exchange Ratio").

            (b) Cancellation of Parent-Owned Stock. Each share of Company Capital Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (c) Stock Options. At the Effective Time, all options to purchase Company Capital Stock then outstanding under the Company's 1981 ECS Stock Option Plan, 1983 Stock Option Plan, Employee Stock Purchase Plan, 1986 Stock Option Plan, VMX Inc./OPCOM 1982 Stock Option Plan, 1989 Stock Option Plan, 1989 Restated Nonstatutory Stock Option Plan and Nonstatutory Stock Option Plan and any other plan pursuant to which options set forth in Section 2.2 have been issued (the "Company Stock Option Plans") shall be assumed by Parent in accordance with Section 5.14 hereof.

            (d) Capital Stock of Merger Sub. Each share of Common Stock, $.001 par value, of Merger Sub issued and outstanding imme diately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

            (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average closing price of a share of Parent Common Stock for the ten most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the NASDAQ National Market System.


DMP2HY.R4(5P3)
01/29/94                        -3-
     1.7    Surrender of Certificates.

            (a) Exchange Agent. Chemical Trust Company of California shall act as exchange agent (the "Exchange Agent") in the Merger.

            (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock.

            (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

            (d)  Distributions With Respect to Unexchanged Shares.
No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such


DMP2HY.R4(5P3)
01/29/94                        -4-

Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

            (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or


DMP2HY.R4(5P3)
01/29/94                        -5-
destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.10   Tax and Accounting Consequences1.10   Tax and Accounting
Consequences 10 Tax and Accounting Consequences . It is intended by the parties hereto that the Merger shall (a) constitute a reorganiza tion within the meaning of Section 368 of the Code and (b) qualify for accounting treatment as a pooling of interests.

     1.11   Taking of Necessary Action; Further Action Taking of
Necessary Action; Further Action 11     Taking of Necessary Action;
Further Action . If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                              ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the schedules supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof or as otherwise disclosed in the Company SEC Reports (as defined below) or, subject to the subsequent approval in writing by Parent of updated Company Schedules, as of the Closing Date, as set forth below. Unless specified otherwise, all references to the Company herein shall include the Company and all of its subsidiaries.

     2.1 Organization of the Company. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects ("Material Adverse Effect") of the Company. The Company has delivered to Parent a true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorpo ration of each subsidiary. Except as set forth in the Company SEC Reports (as defined below in Section 2.5), the Company does not



DMP2HY.R4(5P3)
01/29/94                        -6-

directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws or other charter documents of the Company and its subsidiaries, each as amended to date, to counsel for Parent.

     2.2 Company Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.05 par value, of which there are 26,479,327 shares issued and outstanding as of January 28, 1994, and 1,000,000 shares of Preferred Stock, $1.00 par value, of which there are no shares issued and outstanding. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. The Company has reserved 6,039,574 shares of Common Stock, net of exercises, for issuance to employees and consultants pursuant to the Company Stock Option Plans, under which options are outstanding for 5,438,266 shares. All shares of Company Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. The Company has provided to Parent a schedule which sets forth for each outstanding option, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have been vested at January 31, 1994 and, if the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration. Such list also describes any repricing of options which has taken place since
January 1, 1992

2.3 Obligations With Respect to Capital Stock. Except as set forth in Section 2.2, there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or caused to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of the Company, except for the proxy agreement to be entered into by certain Company stockholders in connection with the Merger, there are no voting trusts, proxies or other


DMP2HY.R4(5P3)
01/29/94                        -7-

agreements or understandings with respect to the shares of capital stock of the Company.

     2.4    Authority4     Authority .  The Company has all requisite
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation, as amended, or Bylaws of the Company or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the Company. The Company has prepared and delivered to Parent a full and complete list of all necessary consents, waivers and approvals ("Consents") of third parties material to the operations of the Company that are required to be obtained by the Company in connection with the execution and delivery of this Agreement or the Merger Agreement and the performance of the Company's obligations hereunder or thereunder prior to the Closing. Prior to the Closing Date, Company will obtain all such Consents.

No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for
(i) The filing of the pre-merger notification report under the Hart-Scott-Rodino Act ("HSR Act"), (ii) the filing of a Form S-4 Registration Statement with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the filing of the Merger Agreement with the Delaware Secretary of State, (iv) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under


DMP2HY.R4(5P3)
01/29/94                        -8-
applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company.

     2.5    SEC Filings; Company Financial Statements.

            (a) The Company has filed all forms, reports and documents required to be filed with the SEC since June 30, 1991, and has made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1991, 1992 and 1993, respectively,
(ii) its Quarterly Reports on Form 10-Q for the periods ended September 30, 1993 and December 31, 1993, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since June 30, 1991, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above and Reports on Form SR) filed by the Company with the SEC since June 30, 1991 and (vi) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to made the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including any Company SEC Reports filed after the date hereof until the Closing, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of the Company, as of December 31, 1993 is hereinafter referred to as the "Company Balance Sheet."

            (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which


DMP2HY.R4(5P3)
01/29/94                        -9-
have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.6 No Undisclosed Liabilities6 No Undisclosed Liabilities . Except as disclosed in writing to Parent or as otherwise provided in the Company SEC Reports, the Company does not have any material liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Company Balance Sheet, (ii) have not been specifically described in this Agreement or in the Company Schedules or (iii) are not normal or recurring liabilities incurred since December 31, 1993 in the ordinary course of business consistent with past practices.

     2.7 Absence of Certain Changes or Events7 Absence of Certain Changes or Events . Since the date of the Company Balance Sheet, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any material adverse change in the financial condition, results of operations or business of the Company or any of its subsidiaries, or any other event that would have a material negative impact on the Company's strategic or competitive position, its organization or its customer base (together, a "Material Adverse Change"), or any development that could reasonably be expected to cause a Material Adverse Change; provided, however, that a Material Adverse Change of the Company shall be presumed not to have occurred as to results of operations, so long as (x) revenues and net income in the quarter ending March 31, 1994 exceed revenues and net income in the quarter ending March 31, 1993 and (y) if the interim period from April 1, 1994 until the Closing includes one or more full months of operations and revenues for such full month(s) during such interim period exceed revenues in the comparable period of the preceding quarter and operating expenses have grown by 10% or less as compared to operating expenses in the similar period of the preceding quarter (collectively the "Safe Harbor"); provided further that there shall be no pre sumption that a Material Adverse Change did occur if the results of operations for such periods do not meet the Safe Harbor requirements;
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any of its subsidiaries having a Material Adverse Effect on the Company; (iii) any material change by the Company in its accounting methods, principles or practices to which Parent has not previously consented in writing; (iv) any revaluation by the Company of any of its assets having a Material Adverse Effect on the Company, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business, unless Parent has previously consented


DMP2HY.R4(5P3)
01/29/94                        -10-
in writing; or (v) except as disclosed in the Company Disclosure Schedule, any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement and has a Material Adverse Effect on the Company.

     2.8    Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Taxes" or, collectively, a "Tax," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)  Tax Returns and Audits.

                 (i) The Company has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                 (ii) The Company as of the Effective Time: (A) will have paid all Taxes it is required to pay prior to the Effective Time and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                 (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                 (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise.

DMP2HY.R4(5P3)
01/29/94                        -11-
                 (vi) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 (vii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                 (viii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Sec tion 341(f)(2) of the Code apply to any disposition of a subsec tion (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                 (ix) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                 (x) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     2.9 Restrictions on Business Activities9 Restrictions on Business Activities . There is no material agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

            2.10 Title of Properties; Absence of Liens and
Encumbrances; Condition of Equipment.

            (a) The Company has provided Parent with a true and complete list of all real property owned or leased by the Company, and, in the case of leased real property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. All such leases are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on the Company.

DMP2HY.R4(5P3)
01/29/94                        -12-
            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens except as reflected in the Company Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

            (c) All the equipment owned or leased by the Company is, taken as a whole, (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, subject to normal wear and tear, (iv) reasonably maintained, and
(v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

     2.11   Intellectual Property11     Intellectual Property .
Except as set forth in the Company SEC Reports, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "Company Intellectual Property Rights"). The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any material license, sub license or other intellectual property agreement. Except as set forth in the Company SEC Reports, no claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or any third party intellectual property rights to the extent arising out of any use, reproduction or distribution of such third party intellectual property rights by or through the Company, have been asserted or, are threatened by any person that could have a Material Adverse Effect on the Company, nor does the Company know of any valid grounds for any bona fide claims that could have a Material Adverse Effect on the Company (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret;
(ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company;
(iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights


DMP2HY.R4(5P3)
01/29/94                        -13-
or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use, or the validity or effectiveness of any third party intellectual property rights.

     All patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the Company's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights, any trade secret material to the Company, or any third party intellectual property rights to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. The Company (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge of the basis for any such charge or claim; and (iii) has no knowledge of any infringement liability with respect to, or infringement or violation by, the Company of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

     No Company Intellectual Property Right, trade secret material to the Company, or third party intellectual property right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company. Each employee of, and consultant to the Company has signed a Proprietary Rights and Confidentiality Agreement, or Consultant Agreement, respectively, in the Company's standard forms.

     2.12   Agreements, Contracts and Commitments12    Agreements,
Contracts and Commitments . The Company has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Company SEC Reports ("Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Company thereunder. Each Material Contract is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto. The Company has provided Parent with an opportunity to review true and complete copies of all Material Contracts to which it is a party or by which it may be bound.

     2.13   Governmental Authorization13     Governmental
Authorization . The Company has provided Parent with an accurate list of each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates



DMP2HY.R4(5P3)
01/29/94                        -14-
or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties.

     2.14   Litigation14   Litigation .  Except as described in the
Company SEC Reports, there is no action, suit or proceeding, claim, arbitration or investigation pending, or as to which the Company has received any notice of assertion nor, to the Company's knowledge, is there a reasonable basis to expect such notice of assertion against the Company which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which could reasonably be anticipated to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     2.15   Environmental Matters15     Environmental Matters .

            (a) Hazardous Material. As of the date hereof, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, is present, as a result of the actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. At no time prior to the date hereof has the Company transported, stored, used, manu factured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.




DMP2HY.R4(5P3)
01/29/94                        -15-
            (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning any Environmental Permit or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability which would have a Material Adverse Effect on the Company.


     2.16   Brokers' and Finders' Fees16     Brokers' and Finders'
Fees . Except for fees payable to Unterberg Harris as disclosed to Parent as of the date hereof, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.17   Labor Matters.17    Labor Matters.   Except as to matters
which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which the Company is a party or involving the Company, and there is neither pending nor threatened any investigation or hearing concerning the Company arising out of or based upon any such laws, regulations or practices. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. The Company has fully complied with all applicable provisions of COBRA and has no obligations with respect to any former employees or qualifying beneficiaries thereunder. The Company has not given to or received from any current employee of the Company notice of termination of employment.

     2.18   Employee Benefit Plans18    Employee Benefit Plans .

            (a) The Company has identified to Parent all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee

DMP2HY.R4(5P3)
01/29/94                        -16-
benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of
Section 414 of the Code, or any subsidiary of the Company (together, the "Employee Plans").

            (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;
(ii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans;
(iii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; and (iv) no Employee Plan is or within the prior six (6) years has been subject to, and the Company has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code and (v) nothing in any Employee Plan precludes or interferes with Parent's ability to cause the Company to terminate (or consolidate, at Parent's option) any Employee Plan after the Closing; provided that
(i) the Employee Plans may be terminated prospectively only, subject to rights accrued by the Company's employees at the time of such termination and (ii) not more than sixty days notice may be required to terminate certain Employee Plans.

            (c) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan: (i) any act or omission by the Company constituting a violation of Section 402, 403, 404 or 405 of ERISA;
(ii) any act or omission by the Company which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code; (iii) any act or



DMP2HY.R4(5P3)
01/29/94                        -17-
omission by the Company constituting a violation of Section 503, 510 or 511 of ERISA; or (iv) any act or omission by the Company which could give rise to liability under Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code.

            (d) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from the Company or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the audited Company Financial Statements for the most recently-ended fiscal year. All accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by the Company with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

            (e) The Company has made available to Parent complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

     2.19   Insurance19    Insurance .  The Company has provided
Parent with an accurate list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.20 Compliance With Laws20 Compliance With Laws . The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.




DMP2HY.R4(5P3)
01/29/94                        -18-
     2.21 Pooling of Interests21 Pooling of Interests . To its knowledge, neither the Company nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

     2.22 Compensation22 Compensation . Since December 31, 1993, the Company has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees who earn more than $40,000 annually or stockholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect on December 31, 1993, subject to wage increases of less than five percent paid or payable to employees other than officers and directors, nor has it effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pensions, bonus, incentive, retirement, severance, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement. The Company has no bonus plan or obligations with respect to any bonus plan except as disclosed to Parent. The Company has also provided Parent with a full and complete list of all directors, officers, employees and consultants of the Company as of the date hereof, specifying their names and job designations, the total amount paid or payable, and the basis of such compensation, whether fixed or commission or a combination thereof. The Company has disclosed on the date hereof a reasonable estimate of all amounts (whether currently payable or payable in the future) payable as a result of a change in control of the Company to which current or former officers, directors or employees of the Company are entitled or would become entitled after the Merger, under the terms of any benefit arrangements.

     2.23 Registration Statements; Proxy Statement/Prospectus23 Registration Statements; Proxy Statement/Prospectus . The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.16) shall not at the time the Registration Statement is declared effective by the Securities and Exchange Commission (the "SEC") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company and Parent in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders' Meeting") and in connection with the meeting of Parent's stockholders to consider the merger (the "Parent Stockholders Meeting") (such proxy statement/ prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and Parent's Stockholders, at the time of the Company Stockholders' Meeting or the Parent's Stockholder Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be


DMP2HY.R4(5P3)
01/29/94                        -19-
made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent's Stockholder Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     2.24   Complete Copies of Materials24   Complete Copies of
Materials . The Company has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company.

     2.25 Representations Complete25 Representations Complete . None of the representations or warranties made by the Company, nor any statement made in any Company Schedule, Exhibit or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                              ARTICLE III


  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB RTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in the schedules supplied by Parent to the Company (the "Parent Schedules") and dated as of the date hereof or as otherwise disclosed in the Parent SEC Reports (as defined below) or, subject to the subsequent approval in writing by the Company of updated Parent Schedules, as of the Closing Date, as follows:

3.1  Organization of Parent1    Organization of Parent .  Each of
Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do


DMP2HY.R4(5P3)
01/29/94                        -20-
business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Reports, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. Parent has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents of Parent, each as amended to date, to counsel for the Company.

     3.2    Capital Structure2  Capital Structure .

            (a) The authorized stock of Parent consists of 50,000,000 shares of Common Stock, $0.001 par value, of which 18,131,450 shares were issued and outstanding as of January 26, 1994, and 5,000,000 shares of undesignated Preferred Stock, $.001 par value. No shares of Preferred Stock are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.001 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of December 31, 1993, Parent has also reserved (i) 7,300,000 shares, net of exercises, of Common Stock for issuance to employees and consultants pursuant to Parent's 1985 Incentive Stock Plan under which options are outstanding for 5,587,718 shares, (ii) 200,000 shares of Common Stock for issuance to directors under its 1988 Directors' Stock Option Plan under which options are outstanding for 145,000 shares, and (iii) 1,250,000 shares, net of purchases, of Common Stock for issuance under the Parent's 1987 Employee Stock Purchase Plan. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

            (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.



DMP2HY.R4(5P3)
01/29/94                        -21-


     3.3    Authority3     Authority .  Parent and Merger Sub have all
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub subject only to the approval of the Merger by Parent's stockholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the Parent.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act; (ii) the filing of the Form S-4 Registration Statement with the SEC, (iii) the filing of the Merger Agreement with the Delaware Secretary of State, (iv) the filing of a Form 8-K and Form 10-C with the SEC within 15 days and 10 days, respectively, after the Closing Date, (v) listing of the Parent Shares on the NASDAQ National Market System, (vi) any filings as may be required under applicable state securities laws and the laws of any foreign country, and (vii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent.

     3.4    SEC Documents; Parent Financial Statements4     SEC
Documents; Parent Financial Statements .

            (a) Parent has filed all forms, reports and documents required to be filed with the SEC since June 30, 1991, and has heretofore delivered to the Company, in the form filed with the SEC,
(i) its Annual Reports on Form 10-K for the fiscal years ended
June 30, 1991, 1992 and 1993, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended September 30, 1993 and

DMP2HY.R4(5P3)
01/29/94                        -22-
December 31, 1993, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since
June 30, 1991, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above and Reports on Form SR) filed by Parent with the SEC since June 30, 1991 and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to made the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date hereof until the Closing, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Parent, as of December 31, 1993 is hereinafter referred to as the "Parent Balance Sheet."

(c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.5 No Undisclosed Liabilities5 No Undisclosed Liabilities . Except as disclosed in writing to the Company or as otherwise provided in the Parent SEC Reports, Parent does not have any material liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Parent Balance Sheet, (ii) have not been specifically described in this Agreement or (iii) are not normal or recurring liabilities incurred


DMP2HY.R4(5P3)
01/29/94                        -23-
since December 31, 1993 in the ordinary course of business consistent with past practices.

     3.6 Absence of Certain Changes or Events6 Absence of Certain Changes or Events . Since the date of the Parent Balance Sheet, except as disclosed in the Parent SEC Reports filed since that date to the date of this Agreement, except with respect to the actions contemplated by this Agreement, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any material adverse change in the financial condition, results of operations or business of the Parent or any of its subsidiaries, or any other event that would have a material negative impact on Parent's strategic or competitive position, its organization or its customer base (together, a "Material Adverse Change"); or any development that could reasonably be expected to cause a Material Adverse Change; provided, however that a Material Adverse Change of Parent shall be presumed not to have occurred as to results of operations, so long as
(x) revenues and net income in the quarter ending March 31, 1994 exceed revenues and net income in the quarter ending March 31, 1993 and (y) if the interim period from April 1, 1994 until the Closing includes one or more full months of operations and revenues for such full month(s) during such interim period exceed revenues in the comparable period of the preceding quarter and operating expenses have grown by 10% or less as compared to operating expenses in the similar period of the preceding quarter (collectively, the "Safe Harbor"); provided further that there shall be no presumption that a Material Adverse Change did occur if the results of operations for such periods do not meet the Safe Harbor requirements; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having a Material Adverse Effect on Parent; (iii) any material change by Parent in its accounting methods, principles or practices, unless the Company has previously consented in writing; or (iv) any revaluation by Parent of any of its assets having a Material Adverse Effect on Parent, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business, unless the Company has previously consented in writing.

     3.7    Taxes7Taxes .

                 (i) Parent has accurately prepared and timely filed all Returns relating to any and all Taxes concerning or attributable to Parent or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                 (ii) Parent as of the Effective Time: (A) will have paid all Taxes it is required to pay prior to the Effective

DMP2HY.R4(5P3)
01/29/94                        -24-
Time and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                 (iii) Parent has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Parent, nor has the Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (iv) No audit or other examination of any Return of Parent is presently in progress, nor has the Parent been notified of any request for such an audit or other examination.

                 (v) Parent does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Parent Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                 (vi) None of Parent's assets are treated as "taxexempt use property" within the meaning of Section 168(h) of the Code.

                 (vii) Parent has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent.

                 (viii)    Parent is not, and has not been at any
time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                 (ix) Parent's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Parent's tax books and records.

     3.8 Restrictions on Business Activities8 Restrictions on Business Activities . There is no material agreement, judgment, injunction, order or decree binding upon Parent which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by the Company or the conduct of business by the Parent as currently conducted or as proposed to be conducted by the Company.

            3.9  Title of Properties; Absence of Liens and
                 Encumbrances; Condition of Equipment9 Title of
Properties; Absence of Liens and Encumbrances; Condition of Equipment
.

            (a) Parent owns no real property except as described in the Parent Schedules. All real property leases to which Parent


DMP2HY.R4(5P3)
01/29/94                        -25-

or its subsidiaries are parties are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Parent has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on the Parent.

            (b) Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens except as reflected in the Parent Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

            (c) All of the equipment owned or leased by the Parent is, taken as a whole, (i) adequate for the conduct of the business of Parent consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, subject to normal wear and tear, (iv) reasonably maintained, (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

     3.10   Intellectual Property10     Intellectual Property .
Except as set forth in the Parent SEC Reports, Parent owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of Parent as currently conducted or as proposed to be conducted by Parent (the "Parent Intellectual Property Rights"). Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any material license, sublicense or other intellectual property agreement. Except as set forth in the Parent SEC Reports, no claims with respect to Parent Intellectual Property Rights, any trade secret material to Parent, or any third-party intellectual property rights to the extent arising out of any use, reproduction or distribution of such third-party intellectual property rights by or through Parent, have been asserted or, are threatened by any person that could have a Material Adverse Effect, nor does Parent know of any valid grounds for any bona fide claims that could have a Material Adverse Effect (i) to the effect that


DMP2HY.R4(5P3)
01/29/94                        -26-

the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Parent infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Parent of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Parent's business as currently conducted or as proposed to be conducted by Parent; (iii) challenging the ownership, validity or effectiveness of any of the Parent Intellectual Property Rights or other trade secret material to Parent; or (iv) challenging Parent's license or legally enforceable right to use, or the validity or effectiveness of the third-party intellectual property rights.

     Except as set forth in the Parent SEC Reports, all patents, registered trademarks, service marks and copyrights held by Parent are valid and subsisting. To the Parent's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any of Parent Intellectual Property Rights, any trade secret material to the Parent, or any third party intellectual property right to the extent licensed by or through Parent, by any third party, including any employee or former employee of Parent. Except as set forth in the Parent SEC Reports, Parent (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge of the basis for any such charge or claim; and (iii) has no knowledge of any infringement liability with respect to, or infringement or violation by, Parent of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

     Except as set forth in the Parent SEC Reports, no Parent Intellectual Property Right, trade secret material to Parent, or third-party intellectual property right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company. Each employee of, and consultant to, Parent has signed a proprietary rights and confidentiality agreement, or consultant agreement, respectively, in Parent's standard forms.

     3.11   Litigation11   Litigation .  Except as described in the
Parent SEC Reports, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion nor, to Parent's knowledge, is there a reasonable basis to expect such notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which could reasonably be anticipated to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.


DMP2HY.R4(5P3)
01/29/94                        -27-
     3.12   Environmental Matters

            (a) Hazardous Material. As of the date hereof, no underground storage tanks and no Hazardous Material, but excluding office and janitorial supplies, is present, as a result of the actions of Parent, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. At no time prior to the date hereof has Parent transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Parent disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. Parent currently holds all Environmental Permits necessary for the conduct of Parent's Hazardous Material
Activities and other businesses of Parent as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning or relating to Parent, any Environmental Permit or any Hazardous Materials Activity of Parent. Parent is not aware of any fact or circumstance which could involve Parent in any environmental litigation or impose upon Parent any environmental liability which would have a Material Adverse Effect on Parent.

     3.13   Agreements, Contracts and Commitments13    Agreements,
Contracts and Commitments . Parent has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Parent SEC Reports ("Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from Parent thereunder. Each Material Contract is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which Parent is aware by any party obligated to Parent pursuant thereto. Parent has provided the Company with an opportunity to review true and complete copies of all Material Contracts to which it is a party or by which it may be bound.




DMP2HY.R4(5P3)
01/29/94                        -28-
     3.14   Labor Matters. 14   Labor Matters.   Except as to matters
which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent, Parent is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Parent has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Parent is a party or involving Parent, and there is neither pending nor threatened any investigation or hearing concerning Parent arising out of or based upon any such laws, regulations or practices. There are no pending claims against Parent under any workers compensation plan or policy or for long term disability.

     3.15 Compliance With Laws15 Compliance With Laws . Parent has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

     3.16 Pooling of Interests16 Pooling of Interests . To Parent's knowledge, neither Parent nor any of its subsidiaries has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

     3.17   Broker's and Finders' Fees17     Broker's and Finders'
Fees . Except for fees payable to Hambrecht & Quist Incorporated, Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

     3.18 Registration Statement; Proxy Statement/Prospectus18 Registration Statement; Proxy Statement/Prospectus . Subject to the accuracy of the representations of the Company made in Section 2.23, the registration statement (the "Registration Statement") on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company's Stockholders' Meeting, at the time of the Parent's Stockholders' Meeting and at the Effective Time, contain any statement


DMP2HY.R4(5P3)
01/29/94                        -29-
which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent's Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     3.19   Complete Copies of Materials19   Complete Copies of
Materials . Parent has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by the Company or its counsel in order for the Company to make a complete legal and accounting review of Parent and its subsidiaries.

     3.20 Representations Complete20 Representations Complete . None of the representations or warranties made by Parent or Merger Sub herein, nor any statement made in any Parent Schedule, Exhibit or certificate furnished pursuant to this Agreement or the SEC Documents, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                              ARTICLE IV

                  CONDUCT PRIOR TO THE EFFECTIVE TIME


     4.1    Conduct of Business of the Company1   Conduct of Business
of the Company . During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (which shall include the Company and all of its subsidiaries) (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices


DMP2HY.R4(5P3)
01/29/94                        -30-
and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company, to the end that the Company's goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company, and will not enter into any agreement or take any action which could have a Material Adverse Effect on the Company. The Company shall promptly notify Parent if any event, agreement or occurrence could have a Material Adverse Effect on the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent, such consent not to be unreasonably withheld in the case of subsections 4.1(b),(f),(i) and (l):

            (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under the employee stock plans of the Company or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Enter into long-term partnerships, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

            (c) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and as previously disclosed to Parent;

            (d) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company's Intellectual Property Rights or enter into grants to future patent rights, networking protocols or agreements with other voicemail vendors, other than licenses in connection with the sale of systems, goods or services entered into in the ordinary course of business consistent with past practices; provided, however, that if in connection with any transaction described in this paragraph 4.1(d) Parent does not consent, then Parent will either (i) disclose its reasons for such refusal and the Company can elect to proceed with the transaction or not, in its reasonable discretion and/or (ii) not disclose its reasons for such refusal and elect to indemnify the Company with respect to the Company's forbearance concerning the contemplated transaction if the Merger fails to occur;

            (e) Violate, amend or otherwise modify the terms of any of the contracts set forth in the Company Schedules in a way that could have a Material Adverse Effect;




DMP2HY.R4(5P3)
01/29/94                        -31-

            (f) Commence a lawsuit other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to the filing of such a suit;

            (g) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company;

            (h) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the repurchase of shares of the Company's Common Stock from terminated employees pursuant to the terms of restricted stock purchase agreements and the issuance of shares of the Company's Common Stock pursuant to the exercise of Company stock options or warrants therefor outstanding as of the date of this Agreement;

            (i) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

            (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company, or enter into any joint ventures, strategic partnerships or alliances or purchase any distributors;

            (k) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business;

            (l) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to the existing credit facility) or guarantee any such indebtedness or issue or

DMP2HY.R4(5P3)
01/29/94                        -32-
sell any debt securities of the Company or guarantee any debt securities of others;

            (m) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in the ordinary course, except officers who have not received increases since
December 31, 1993 and who are otherwise due for an ordinary course increase; provided however, that the Company may amend its Management Performance Bonus Plan to exclude expenses related to the Merger from the Company's financial results for the third and fourth quarters of fiscal year 1994 in calculating bonuses that are payable under such Plan, if such Plan has not been so modified with Parent's consent prior to the date such bonuses are otherwise due;

            (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (o) Pay, discharge or satisfy in an amount in excess of $50,000 ( in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto);

            (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (q) Take any action, including the acceleration of vesting of any options, warrants or other rights to acquire shares of the Company's Capital Stock, which would interfere with Parent's ability to account for the Merger as a pooling of interests; or

            (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

DMP2HY.R4(5P3)
01/29/94                        -33-

     4.2    Conduct of Business of Parent2   Conduct of Business of
Parent . During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent (which shall include Parent and its subsidiaries) agrees (except to the extent that the Company shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject
(i) to good faith disputes over such debts or taxes and (ii) in the case of taxes, to the Company's consent to the filing of material Returns if applicable, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact Parent's present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with Parent, to the end that Parent's goodwill and ongoing businesses shall be unimpaired at the Effective Time. Parent shall promptly notify the Company of any event or occurrence not in the ordinary course of business of Parent, and will not enter into any agreement or take any action which could have a Material Adverse Effect on Parent. Parent shall promptly notify the Company if any event, agreement or occurrence could have a Material Adverse Effect. Except as expressly contemplated by this Agreement, Parent shall not, without the prior written consent of the Company, such consent not to be unreasonably withheld in the case of subsections (c), (d) or (j):

            (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under the employee stock plans of Parent or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and as previously disclosed to the Company;

            (c) Violate, amend or otherwise modify the terms of any of the contracts set forth in the Parent Schedules or any Material Contracts in a way that could have a Material Adverse Effect;

            (d) Commence a lawsuit other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where Parent in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of Parent's business, provided that Parent consults with the Company prior to the filing of such a suit;




DMP2HY.R4(5P3)
01/29/94                        -34-
            (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to Parent;

            (f) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the repurchase of shares of Parent's Common Stock from terminated employees pursuant to the terms of restricted stock purchase agreements and the issuance of shares of Parent's Common Stock pursuant to the exercise of Parent stock options or warrants therefor outstanding as of the date of this Agreement;

            (g) Cause or permit any amendments to its Certificate of Incorporation, other than to increase Parent's authorized capital stock, or Bylaws;

            (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent, or enter into any joint ventures, strategic partnerships or alliances or purchase any distributors; provided, however, that the Company's consent shall not be required for any acquisition, joint venture, strategic partnerships or alliances so long as the aggregate consideration for such transactions does not exceed $50 million or 10% of the outstanding Common Stock of Parent and provided further that Parent agrees to disclose all such transac tions to the Company;

            (i) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Parent, except in the ordinary course of business;

            (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to Parent's existing bank facility) or guarantee any such indebtedness or issue or


DMP2HY.R4(5P3)
01/29/94                        -35-
sell any debt securities of Parent or guarantee any debt securities of others;

            (k) Adopt or amend any employee benefit or stock purchase or option plan (except as required to add additional shares to the existing option plan), or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in the ordinary course;

            (l) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (m) Pay, discharge or satisfy in an amount in excess of $200,000 ( in any one case) or $400,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved for in the Parent Financial Statements (or the notes thereto);

            (n) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (o) Take any action, including the acceleration of vesting of any options, warrants or other rights to acquire shares of Parent's Common Stock, which would interfere with Parent's ability to account for the Merger as a pooling of interests; or

            (p) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (o) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.


     4.3    No Solicitation  Prior to the
Effective Time, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees, except as required by law (including actions which the Company's Board of Directors


DMP2HY.R4(5P3)
01/29/94                        -36-
determines, after consultation with outside legal counsel, are required pursuant to its fiduciary duties under applicable law):

            (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's or any subsidiary's business, assets or properties or to purchase or acquire capital stock of the Company or any subsidiary whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition"),

            (b) disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning the Company's or any subsidiary's business and properties or afford to any person or entity access to its properties, books or records, or

            (c) assist or cooperate with any person to make any proposal to consummate a transaction of the type referred to in clause (a) above.

     In the event the Company shall receive any such written offer or proposal, directly or indirectly, oral or written, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately inform Parent as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with Parent by furnishing any information it may reasonably request.


                               ARTICLE V

                         ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement1 Proxy Statement/Prospectus; Registration Statement . As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), which shall include preliminary proxy materials relating to the approval of the Merger, and which complies in form with applicable SEC requirements. Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable; provided, however, that Parent shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Registration Statement to become effective. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger which shall not be changed unless the Board of Directors of the Company, upon advice of its outside legal counsel, shall determine that to include such

DMP2HY.R4(5P3)
01/29/94                        -37-
recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law. The Proxy Statement shall include the recommendation of the Board of Directors of Parent in favor of the Merger; provided that such recommendation may not be included or may be withdrawn if previously included if Parent has been advised by its outside legal counsel that Parent's Board of Directors would be in breach of its fiduciary duties if it included such recommendation or did not withdraw such recommendation if previously included.

     5.2    Meeting of Stockholders

            (a) The Company shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting on April 27, 1994 or as soon thereafter as is practicable. The Company shall consult with Parent and use its best efforts to hold the Company Stockholders' Meeting on the same day as the Parent Stockholders' Meeting. Subject to Section 5.1, the Company shall use reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger.

            (b) Parent shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting on April 27, 1994 or as soon thereafter as is practicable. Parent shall consult with the Company and shall use all reasonable efforts to hold the Parent Stockholders' Meeting on the same day as the Company Stockholders' Meeting. Subject to Section 5.1, Parent shall use reasonable efforts to solicit from stockholders of Parent proxies in favor of the Merger.

     5.3 Access to Information3 Access to Information . Each party shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all information concerning the business, properties and personnel of such party as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4    Confidentiality4    Confidentiality .      The parties
acknowledge that Parent and the Company have previously executed an Agreement for Mutual Disclosure of Information dated November 1, 1993 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.




DMP2HY.R4(5P3)
01/29/94                        -38-
     5.5    Expenses.

            (a) Except as set forth in this Section 5.5, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys fees, incurred in relation to the printing and filing of the Registration Statement (including financial statements and exhibits and the proxy statement) and any amendments or supplements thereto.

            (b)  If this Agreement is terminated by Parent pursuant to
Section 7.1(b)(i) and provided that (A) Parent is not then in breach of its representations and warranties under this Agreement such that
Section 6.2(a) of this Agreement would not be satisfied and (B) Parent is not otherwise in material breach of its obligations under this Agreement, then the Company shall pay Parent for all of its reasonable out-of-pocket expenses, including but not limited to attorney's fees, accounting fees, financial printer expenses, filing fees and fees and expenses of financial advisors incurred in connection with this Agreement and the Merger ("Out of Pocket Expenses"), not to exceed $1.5 million. If this Agreement is terminated pursuant to Sec tion 7.1(c)(i), and provided that (C) the Company is not then in breach of its representations and warranties under this Agreement such that Section 6.3(a) of this Agreement would not be satisfied and
(D) the Company is not otherwise in material breach of its obligations under this Agreement, then Parent shall pay the Company its Out-of-Pocket Expenses, not to exceed $1.5 million, incurred in connection with this Agreement and the Merger. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of this Agreement.

            (c) If the Company's stockholders do not approve the Merger on or before June 30, 1994, the Company shall pay the Parent its Out-of-Pocket Expenses, not to exceed $250,000. If the Parent's stockholders do not approve the Merger on or before June 30, 1994, the Parent shall pay the Company its Out-of-Pocket Expenses, not to exceed $250,000. Notwithstanding the foregoing, this provision shall not apply in the event the Company is required to make payment to the Parent hereunder pursuant to Section 5.5(b) or Section 5.5(d) or if Parent is required to make payment to the Company pursuant to
Section 5.5(b). Nothing contained herein shall relieve any party from liability for any breach of this Agreement.

            (d) The Company shall pay Parent $5 million in connection with this Agreement and the Merger if the Company (A) enters into an agreement for an Acquisition (as defined in Section 4.3 hereof) with a Third Party (as defined in


DMP2HY.R4(5P3)
01/29/94                        -39-
Section 7.1(b)(iii) hereof) or (B) completes an Acquisition transaction with a Third Party.

            (e) If this Agreement shall be terminated in the circumstances specified in the foregoing subsection (d), then the payments thereunder shall be liquidated damages for loss of the bargain hereunder and shall be the recipient's sole and exclusive remedy in such event.

     5.6 Public Disclosure6 Public Disclosure . Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.

     5.7    Pooling Accounting.  Parent and the
Company shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its best efforts to cause its Affiliates (as defined in Section 5.9) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     5.8 Consents. Each of Parent and the Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its best efforts to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Merger for the assignment thereof or otherwise. All such necessary consents are set forth on Company
Schedule 5.8.

     5.9    Affiliate Agreements.

            (a) Within two weeks of the date hereof, the Company will provide Parent with a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 (each such person who is an "affiliate" of Parent or Company within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent by March 1, 1994 (and in each case prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement in the usual and customary form. Parent and Merger Sub shall be entitled to place appropriate


DMP2HY.R4(5P3)
01/29/94                        -40-
legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliates Agreements.

     5.10 FIRPTA. The Company shall deliver to the Internal Revenue Service a notice that the Company Capital Stock is not a "U.S. Real Property Interest" as defined in and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.11   Legal Requirements.  Each of
Parent, Merger Sub and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.12   Blue Sky Laws.  Parent shall take
such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.13 Best Efforts and Further Assurances. Each of the parties to this Agreement shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including resolution of any litigation prompted hereby). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.14   Stock Options.
            (a) At the Effective Time, each outstanding option to purchase shares of Company Capital Stock (each a "Company Stock


DMP2HY.R4(5P3)
01/29/94                        -41-
Option") under the Company Stock Option Plans, whether vested or unvested, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan immediately prior to the Effective Time, except that
(i) such Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.


     (b) After the Effective Time, Parent will issue to each holder of an outstanding Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Parent.

            (c) It is the intention of the parties that the Company Stock Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options prior to the Effective Time.

     5.15   Form S-8.  Parent agrees to file a
registration statement on Form S-8 for the Company Stock Option Plans no later than 30 days after the Closing.

     5.16   Certain Benefit Plans.
Subject to compliance with pooling of interests accounting treatment of the Merger, Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefit programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time.

     5.17   Indemnification.  For a period of
five (5) years from the date hereof, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company is, or is threatened to be, made a party by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as



DMP2HY.R4(5P3)
01/29/94                        -42-
a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. Parent shall indemnify the persons who are currently officers and directors of the Company substantially in accordance with the Bylaws of the Company as they are currently in effect and in accordance with indemnification agreements between such persons and the Company. In addition, the Company shall, and after the Effective Time Parent shall, use their respective best efforts to maintain in effect for not less than three years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company, provided that the Company may substitute therefor policies providing at least the same coverage and containing terms and conditions which are not less advantageous with respect to matters occurring prior to the Effective Time; and, provided further that the Parent shall only be obligated to maintain insurance pursuant hereto to the extent such coverage may be purchased for amounts which do not exceed $150,000 per year and that, in the event such insurance cannot be obtained, Parent will use its best efforts to provide insurance covering such parties on the best available terms obtained for premiums in that amount. Notwithstanding anything herein to the contrary, Parent shall not be obligated to provide insurance covering such parties to any greater extent than it provides for its officers and directors.

     5.18   Tax-Free Organization.
Parent and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of
Section 368 of the Code.

     5.19   Agreement to Vote Shares.
Within two weeks of the date hereof, in consideration for the execution of this Agreement and the Merger Agreement by Parent and Merger Sub, each officer and director of the Company shall, in an agreement in the usual and customary form, agree to vote all shares of the Company Capital Stock held by such person entitled to vote at the Company's Stockholders' Meeting (and at any adjournment thereof) in favor of the Merger Agreement and the Merger.

     5.20   Update to Disclosures.
Without limiting either party's right to rely on the representations and warranties as of the date of this Agreement, each party shall provide the other party with updates to the disclosures provided or made available to the other party as to material facts which arise between the date of this Agreement and the Effective Date, and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations warranties contained in Article II true and correct as of the date of this Agreement.



DMP2HY.R4(5P3)
01/29/94                        -43-
     5.21   NMS Listing.  The Company agrees to
continue the listing of the Company Capital Stock on the NASDAQ
National Market Systemduring the term of this Agreement so that stockholders of the Company will not receive appraisal rights under
Section 262 of the Delaware General Corporation Law.

     5.22 Company Stockholder Rights Plan. The Company agrees to amend or terminate its Stockhollder Rights Plan, dated as of February 5,1990 (the "Rights Plan"), and any similar plan, or take other action to redeem any rights thereunder pursuant to such Rights Plan so that the Rights Plan and any similar plan will not apply to the transactions contemplated by this Agreement.

     5.23 Board Represeantion. Parent agrees to appoint one director of the Company to its Board of Directors as of the Effective Time.

                       CONDITIONS TO THE MERGER

     6.1    Conditions to Obligations of Each Party to Effect the
Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of each of the Company, Merger Sub and Parent.

            (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

            (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consum mation of the Merger shall have been issued, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted,


DMP2HY.R4(5P3)
01/29/94                        -44-
entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (d) Tax Opinions. Parent and the Company shall have received substantially identical written opinions of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, and Gray Cary Ware & Freidenrich, Professional Corporation, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsels for the purpose of rendering such opinions.

            (e) Approval. Parent, the Company and Merger Sub shall have timely obtained from each Governmental Entity all approvals, if any, necessary for consummation of the Merger and the transactions contemplated hereby, including without limitation termination of the waiting period under the HSR Act.

            (f) Affiliate Agreements. Each party shall have received from each of the Affiliates of the Company an executed Affiliate
Agreement.

     6.2 Additional Conditions to Obligations of Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) Certificate of Parent. The Company shall have been provided with a certificate executed on behalf of Parent by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                 (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and complete in all material respects; and

                 (ii) all covenants, obligations and conditions of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects.

DMP2HY.R4(5P3)
01/29/94                        -45-
            (c) Legal Opinion. The Company shall have received a legal opinion from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to Parent, in the usual and customary form.

            (d) Fairness Opinion. Unterberg Harris shall have delivered an opinion to the Board of Directors of the Company dated as of the date of the Proxy Statement, in form reasonably satisfactory to Company, to the effect that the consideration to be received by the stockholders of the Company in connection with the transactions contem plated by this Agreement is fair from a financial point of view.

            (e) Material Adverse Change. There shall not have occurred any Material Adverse Change in the business of Parent as defined in Section 3.6 hereof.

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                 (i) all representations and warranties made by the Company under this Agreement are true and complete in all material respects; and

                 (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

            (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required to effectuate the Merger or whose consents are necessary to assign contracts, licenses, leases or other instruments material to the business of the Company.


DMP2HY.R4(5P3)
01/29/94                        -46-
            (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision challenging Parent's proposed acquisition of the Company, or limiting or restricting Parent's conduct or operation of the business of the Company, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing be pending.

            (e) Fairness Opinion. Hambrecht & Quist Incorporated shall have delivered, and reconfirmed as of the date of the Proxy Statement, an opinion to the Board of Directors of Parent, in form reasonably satisfactory to Parent, to the effect that the consider ation to be paid by Parent in connection with the transactions contemplated by this Agreement is fair from a financial point of view to Parent.

            (f) Legal Opinion. Parent shall have received a legal opinion from Gray Cary Ware & Freidenrich, Professional Corporation, legal counsel to the Company, in the usual and customary form.

            (g) No Material Adverse Changes. There shall not have occurred any Material Adverse Change in the business of the Company as defined in Section 2.7 hereof.

            (h) Opinion of Accountants. Parent shall have received an opinion of KPMG Peat Marwick, independent auditors, acceptable to Parent, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

            (i) Dissenters. Holders of not more than 5% of the outstanding shares of Company Capital Stock shall have exercised, or shall continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.

            (j)  Stockholder Rights Plan.  The holders of Company
Capital Stock shall have no rights under the Rights Plan or any similar plan as a result of the transactions contemplated by this Agreement.

                              ARTICLE VII

                   TERMINATION, AMENDMENT AND WAIVER

     7.1    Termination.  This Agreement may be
terminated and the Merger abandoned at any time prior to the Effective
Time:



DMP2HY.R4(5P3)
01/29/94                        -47-

            (a)  by mutual written consent of the Company and Parent;

            (b)  by Parent if:

                 (i)  there has been a material breach of any
representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within five business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

                 (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

                 (iii) Any corporation, partnership, person or other entity or group, (as defined in Section 13d) of the Exchange Act (other than Parent or affiliate of Parent) (a "Third Party") commences or publicly announces a tender or exchange offer to acquire more than 20% of the outstanding voting securities of the Company;

                 (iv) any Third Party solicits and receives proxies or consents sufficient to permit it to elect directors nominated by it to a majority of the seats of the Company's Board of Directors or to block stockholder approval of the Merger;

                 (v) (A) the Company advises Parent (or is obligated by Section 4.3 hereof to advise Parent but has failed to do so) that the Company has been advised in writing by counsel that it is required to participate in negotiations, provide information or otherwise cooperate with any Third Party concerning an acquisition and intends to proceed with such action or the Company (or its subsidiaries) or
(B) any of their respective directors, officers or agents, directly or indirectly, solicits or initiates any discussions in violation of
Section 4.3; or

                 (vi) if any condition to Parent's obligation to complete the Merger has not been satisfied or waived by Parent.

            (c)  by the Company if:

                 (i)  there has been a material breach of any
representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within five days after written notice to Parent

DMP2HY.R4(5P3)
01/29/94                        -48-
(provided that, no cure period shall be required for a breach which by its nature cannot be cured);

                 (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger; or

                 (iii) if any condition to the Company's obligation to complete the Merger has not been satisfied or waived by the Company.

            (d) by any party hereto if: (i) the Closing has not occurred by June 30, 1994; (ii) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iv) if the Company's stockholders do not approve the Merger and this Agreement at the Company Stockholders' Meeting or (v) if Parent's Stockholders do not approve the Merger and this Agreement at the Parent Stockholders' Meeting.

     Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     7.2    Effect of Termination.  In the
event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement, and, provided that, the provisions of Sections 5.4 and 5.5 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     7.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.4    Extension; Waiver.  At any time prior
to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations

DMP2HY.R4(5P3)
01/29/94                        -49-
or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                             ARTICLE VIII

                          GENERAL PROVISIONS

     8.1 Non-Survival of Agreement at Effective Time. The representations, warranties and covenants of the Company and Parent contained in this Agreement shall terminate on the Effective Time of the Merger, except that the agreements set forth in Article I, Sections 4.3, 5.4, 5.5, 5.13, 5.14, 5.15, 5.16, 5.17 and 5.18 and Article VIII shall survive the Effective Time indefinitely. All representations, warranties and covenants in or pursuant to this Agreement shall be deemed to be conditions to the Merger, and in the event this Agreement and the Merger Agreement shall be terminated in accordance with the terms thereof, the provisions of Sections 5.4 and 5.5 of the Agreement shall survive any termination of this Agreement or the Merger Agreement.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to Parent or Merger Sub, to:

                 Octel Communications Corporation
                 890 Tasman Drive
                 Milpitas, California 95035-7439
                 Attention:  Robert Cohn
                 Telecopy No.:  (408) 321-0347

                 with a copy at the same address to the attention of
the              General Counsel and



DMP2HY.R4(5P3)
01/29/94                        -50-
                 with a copy to:

                 Wilson, Sonsini, Goodrich & Rosati, P.C.
                 Two Palo Alto Square, Suite 900
                 Palo Alto, California 94306
                 Attention:  Barry E. Taylor, Esq.
                 Telecopy No.:  (415) 493-6811

            (b)  if to the Company, to:

                 VMX, Inc.
                 2115 O'Nel Drive
                 San Jose, California 95131-2032
                 Attention:  Chief Executive Officer
                 Telecopy No.:  (408) 441-7026

                 with a copy to:

                 Gray Cary Ware & Freidenrich, P.C.
                 400 Hamilton Avenue
                 Palo Alto, California 94304
                 Attention:  Eric Lapp, Esq.
                 Telecopy No.:  (415) 327-3699

     8.3    Interpretation.  When a reference is
made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4    Counterparts.  This Agreement may be
executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5    Entire Agreement.  This Agreement and
the documents and instruments and other agreements among the parties hereto, including the Company Schedules and the Parent Schedules
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and under standings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

DMP2HY.R4(5P3)
01/29/94                        -51-
     8.6    Severability.  In the event that any
provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possi ble, the economic, business and other purposes of such void or unenforceable provision.

     8.7    Other Remedies.  Except as otherwise
provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.8    Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9    Rules of Construction.  The
parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.













DMP2HY.R4(5P3)
01/29/94                        -52-


     IN WITNESS WHEREOF, Parent, Merger Sub, the Company have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.


VMX, INC.                          OCTEL COMMUNICATIONS CORPORATION


By: /s/ PATRICK S. HOWARD          By: /s/ ROBERT COHN
    Patrick S. Howard, President       Robert Cohn, President and
    and Chief Executive Officer          Chief Executive Officer



                                   OCTEL ACQUISITION CORPORATION


                                   By: /s/ ROBERT COHN
                                       Robert Cohn, President and
                                       Chief Executive Officer























DMP2HY.R4(5P3)
01/29/94                        -53-
                            PARENT SCHEDULE
                        PURSUANT TO ARTICLE III


3.1   Organization of the Company.

      1. Octel has entered into a memorandum of understanding with Bell Canada International, Inc. for the formation of a limited liability company in the Netherlands. A copy of the proposed Unanimous Shareholders Agreement has been provided to the Company.

      2.  Octel has formed two additional wholly owned subsidiaries:
          -   Octel Communications K.K. (Japan)
          -   Octel Communications Pacific, Ltd (Hong Kong)


3.2   Capital Structure.

1. 45,632 shares of Common Stock remain in an escrow account per the terms of an acquisition agreement between Octel and Compass
Technology, Inc.


3.5   No Undisclosed Liabilities.

      1. Penalties. Parent has numerous International Voice Information Service contracts which include penalties, limited to 20% of the contract value, for late or non-delivery of product which at times Parent has or may become liable for. However, Parent has to date negotiated mutually satisfactory agreements with such customers such that there was no Material Adverse Effect. Parent believes that these types of commitments are normal in the course of business in the international marketplace.

      2. Brazil. Parent has negotiated and is in the process of finalizing a 6-year sales transaction for approximately US$ 3.6
Million in Brazil. Parent has extended credit in connection with this transaction. Due to the volatile nature of the business and political climate in Brazil, there is a significant risk that Parent will be unable to collect all or a part of the amounts owed it pursuant to this transaction.

      3. Customs Reclassification. United States Customs has reclassified Parent disk drives transferred back into the United States. The initial liability is estimated at approximately US$ 175,000 should the reclassification be successful. Parent is preparing a formal protest in objection to this reclassification.



3.6   Absence of Certain Changes or Events.

      1.  The transaction contemplated by the Agreement, to which this schedule is attached, will cause changes to the consolidated balance sheet of the Parent.

      2. In the event Parent determines it is in its best interest to settle the Theis litigation, there may be an impact on the results of operations or financial condition of Parent in the quarter in which the settlement is entered into, depending on the structure of any potential settlement arrangement.


3.7   Taxes.

The status of the various Federal, State , Local and Foreign Tax matters as of January 28, 1994 is as follows:

      AUDIT AND/OR LITIGATION:

      A.  Federal:
          1.  Federal:
              a.  Year(s): 6/90, 6/91, 6/92
              b.  Issue: Income Tax - Large Case
              c. Amount: Various Notices of Proposed Adjustments received but no Revenue Agent Reports.
              d.  Waiver(s): 6/90 to expire 12/31/94

      B.  State:
          1.  California:
              a.  Year(s): 6/88, 6/89, 6/90
              b.  Issue: California Franchise Tax
              c.  Amount: No assessment has been issued
              d.  Waiver(s): 6/88, 6/89 to 6/15/94
          2.  Connecticut:
              a.  Year(s): 6/90,6/91,6/92
              b.  Issue: Income Tax
              c.  Amount: To be determined.
              d.  Waiver(s): 6/30/90 to expire 6/30/94.
          3.  Massachusetts:
              a.  Year(s): 4/90 - 9/93.
              b.  Issue: Sales and Use Tax Audit
              c.  Amount: To be determined.
              d.  Waiver(s): 4/90 - 3/91 extended through 7/20/94.
          4.  Minnesota:
              a.  Year(s): Not Determined.
              b.  Issue: Income Tax
              c.  Amount: Scheduled for March 1994.
              d.  Waiver(s): None.






DMP2HY.R4(5P3)
01/29/94                        -2-

          5.  Minnesota:
              a.  Year(s): Not Determined.
              b.  Issue: Sales and Use Tax
              c.  Amount: Scheduled for May 1994.
              d.  Waiver(s): None.
          6.  New York:
              a.  Year(s): 9/89 - 8/93.
              b.  Issue: Sales and Use Tax
              c.  Amount: To be Determined
              d.  Waiver(s): 9/89 - 11/90 extended through 3/20/94.
          7.  New York City:
              a.  Year(s): 6/89, 6/90, 6/91, 6/92.
              b.  Issue: Income Tax.
              c.  Amount: To be Determined.
              d.  Waiver(s): 6/90 extended through 12/94.
          8.  Virginia:
              a.  Year(s): 6/91, 6/92.
              b.  Issue: Income Tax.
              c.  Amount: To be determined.
              d.  Waiver(s): None.

      C.  Foreign - None.


      3.9 Title of Properties; Absence of Liens and Encumbrances;
Condition of Equipment

      In August 1992, Parent purchased 22 acres of real property in
Milpitas, California and obtained a policy of title in connec    tion
with the purchase.  In May of 1993 the Company commenced
construction of a 368,000 square foot headquarters facility      which
is due to be completed  in August of 1994. The head    quarters
project may involve construction or mechanics liens    which Parent
believes are in the ordinary course of business.  Parent has no long-
term debt obligation associated with the     purchase of this
property.


3.10  Intellectual Property.

      1.  Patents

             Gilbarco Patent: Complaint filed in District Court in Colorado claiming Octel's infringement of a voice, store & forward patent.
             Neudofer Patent: Letter claiming infringement of a fax, store & forward patent; no formal compliant filed.

         Tsakanikas Patent: Letter from Nynex requesting indemnification under the terms of their contract with Parent against a claim that products infringe a


DMP2HY.R4(5P3)
01/29/94                        -3-
              patent related to the use of the phone key pad as a user interface.
             Other: Parent is aware of other patents in the voicemail industry, such as those held by Comverse and Brooktrout. In Parent's business judgment, Parent does not believe it infringes any such patents although, based on other patent claims brought within the voicemail industry, it believes that such patents could entail the risk of a claim.

      2.  Trade Secrets

             VMX has contacted Parent threatening to sue based on Tigon's reverse engineering of the VMX networking protocol.

      3.  Trademarks

             Sierra. Octel has received letters from Sierra On-Line and Sierra Semiconductor regarding alleged infringement of trademarks by use of the name Sierra.
             Octel. Octel entered into settlement with Octal regarding infringement of their trademark. The parties are negotiating a final settlement payment.
             Dialect. Dialog claims that Compass' use of the mark "dialect" infringes their trademark.

          4.  Confidentiality Agreements, Employees and Consultants.
It            is Parent's standard practice to use best efforts to
assure        that all employees and consultants sign Parent's
standard          agreement regarding Proprietary Rights and
Confidentiality          Agreement or Consultant's Agreement.


3.11  Litigation

          1.  Gilbarco - described under 3.10 disclosures.

          2. Yates - Julian and Peter Yates, former shareholders of Compass, have engaged counsel to negotiate an amendment to their employment agreements including accelerated rights to exercise outstanding stock options. The claim is based on their belief that the Parent made misrepresentations during the acquisition of Compass Technologies relative to distribution strategies.

          3.  Other employment claims.  Parent and its subsidiaries
have          various other employment related claims outstanding,
none of       which individually or taken as a whole are expected to
have      a Material Adverse Effect on the Parent or its subsidiaries.


DMP2HY.R4(5P3)
01/29/94                        -4-

3.13  Labor Matters

      1. Parent and its subsidiaries have fewer than ten EEOC claims outstanding which are not expected, individually or in the aggregate,
to have a Material Adverse Effect on the business      of Parent.

      2.  Parent and its subsidiaries have fewer than ten Workers
Compensation and long-term disability claims outstanding which   are
not expected, individually or in the aggregate, to have a   Material
Adverse Effect on the business of Parent.






































DMP2HY.R4(5P3)
01/29/94                        -5-